EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 1, 2001, accompanying the financial statements of West Metro Financial Services, Inc. included in the Registration Statement on Form SB-2 (Registration No. 333-67494), as amended, and incorporated by reference in the Registration Statement on Form SB-2 dated January 30, 2002. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".



                              /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
January 28, 2002